Exhibit 10.44

August 14, 2010

Otto Balintijn

Reduct NV

Molenberglei 42

2627 Schelle

Belgium

Letter Agreement Modifying the Amended and Restated

Exclusive License and Distribution Agreement

This Letter Agreement dated August 14, 2010 between Geospatial Holdings, Inc. and Reduct NV hereby modifies The Amended and Restated Exclusive License and Distribution Agreement signed by the parties on December 15th, 2009 as follows:

The Minimum Purchase Quantity payment of $2,500,000 USD due to be paid by Geospatial Holdings, Inc. to Reduct NV on June 30th, 2010 has been extended until September 15th, 2010.

All other terms and conditions of The Amended and Restated Exclusive License and Distribution Agreement remain in full force and effect.

Agreed to as of this date.

Reduct NV	Geospatial Holdings, Inc.

/s/ Otto Balintijn	/s/ Mark Smith
Otto Balintijn	Mark Smith
Managing Director	President